AMENDMENT NO. 1 TO THE LIMITED PARTNERSHIP
AGREEMENT
DATED AS OF MAY 14, 1990 FOR
DEAN WITTER DIVERSIFIED FUTURES FUND III L.P.
In connection with the registration of Units of
Limited Partnership Interest in the Partnership in the various states, the following amendments are hereby made to the
Limited Partnership Agreement of the Partnership (the "Agreement") by the General Partner of the Partnership
pursuant to Section 15 of the Agreement and without Limited Partner approval. Terms used herein and not defined herein have the meanings given to such terms in the Agreement:
1.	Section 2 of the Agreement is hereby
amended to provide that the principal office of the Partnership shall be located at Two World Trade Center, 62nd Floor,
New York, New York 10048.
2.	Section 4(a) of the Agreement is hereby
amended by deleting the word "or" before clause (g), and adding the following clause at the end thereof:
; or (h) a determination by the
General Partner to terminate the
Partnership following a Special
Redemption Date as described in
Section 9.

3.	Section 5 of the Agreement is hereby
amended by adding the following provision to the end of the
last paragraph thereof:
; provided, however, that the
General Partner's net worth may
not be reduced below the lesser of
(A) the net worth required by
Section II.B of the Guidelines for
Registration of Commodity Pool
Programs, as adopted in revised
form by the North American
Securities Administrators
Association, Inc. on August 30,
1990, and (B) the net worth
required by such Guidelines as in
effect on the date of such
proposed modification.
4.	Section 7(e) of the Agreement is hereby
amended by deleting the fifth sentence of the second paragraph thereof.
5.	Section 8(b) of the Agreement is hereby
amended by deleting the last sentence of the fourth paragraph thereof and replacing it with the following:
Notwithstanding the foregoing,
the aggregate of (i) brokerage
commissions and transaction fees
and costs payable by the
Partnership, as described in the
Prospectus, and (ii) the net
compensating balance benefits to
DWR (after crediting the
Partnership with interest, as
described in the Prospectus), shall
not exceed 14% annually of the
Partnership's average month-end

Net Assets during a calendar year,
such cap being subject to increase
as set forth in the second
paragraph of Section 9.
6.	Section 8(c) of the Agreement is hereby
amended by adding the following after the second sentence of trading policy no. 8:
If the Partnership borrows money
from the General Partner or any
"affiliate" thereof (as defined in
Section 14(c)), the lending entity
in such case (the "Lender") may
not receive interest in excess of its
interest costs, nor may the Lender
receive interest in excess of the
amounts which would be charged
the Partnership (without reference
to the General Partner's financial
abilities or guarantees) by
unrelated banks on comparable
loans for the same purpose, nor
may the Lender or any affiliate
thereof receive any points or other
financing charges or fees
regardless of the amount.
7.	Section 8(d) of the Agreement is hereby
amended by adding the phrase ", which are the Partnership's basic trading policies," following the phrase "and (9)."
8.	Section 9 of the Agreement is hereby
amended as follows:
(a)	The phrase "(but in no event later than
120 days)" is hereby inserted following the phrase "within 90 days" in clause (a) of the second sentence.
(b)	The phrase "(but in no event later than
March 15 of each year)" is hereby inserted following the phrase "within 75 days after the close of each fiscal year" in clause
(b) of the second sentence.
(c)	The text following the phrase "within
seven business days after the occurrence of such event:" in the third sentence is hereby deleted in its entirety and replaced by the following:
(i) a decrease in the Net Asset
Value of a Unit as of the close of
business on any business day to
50% or less of the Net Asset
Value for such Unit as of the end
of the immediately preceding
month; (ii) any material
amendment to this Agreement;
(iii) any change in trading
managers or any material change
in the management agreement
with a trading manager; (iv) any
change in commodity brokers or
any material change in the
compensation arrangements with
a commodity broker; (v) any
change in general partners or any
material change in the
compensation arrangements with
a general partner; (vi) any change
in the Partnership's fiscal year;
(vii) any material change in the
Partnership's trading policies; or
(viii) cessation of commodity
interest contract trading by the
Partnership.  Such notice shall
describe the redemption and
voting rights of Limited Partners,
as set forth in Sections 10(b) and
15 hereof.  In the case of a notice
given in accordance with clause
(i) of the second immediately
preceding sentence:  (a) such
notice shall also advise Limited
Partners that a "Special
Redemption Date," on date
specified in such notice (but in no
event earlier than 15, nor later
than 45, days after the mailing of
such notice), will take place as of
which Limited Partners may
redeem their Units in the same
manner as provided in
Section 10(b) for regular
Redemption Dates (a Special
Redemption Date may take place
on a regular Redemption Date);
and (b) following the close of
business on the date of the 50%
decrease giving rise to such
notice, the Partnership shall
liquidate all existing positions as
promptly as reasonably
practicable and shall suspend all
commodity interest contract
trading through the Special
Redemption Date.  Thereafter, the
General Partner shall determine
whether to reinstitute commodity
interest trading or to terminate the
Partnership.  As used herein,
"material change in the
Partnership's trading policies"
shall mean any change in those
trading policies specified in
Section 8(c).  The Net Asset
Value of a Unit shall be
determined daily and the most
recent Net Asset Value
calculation shall be promptly
supplied by the General Partner in
writing to any Limited Partner
after the General Partner shall
have received a written request
from such Partner.
In addition, no increase in
(a) any of the management fee,
incentive fee or cap on the
brokerage commissions payable
by the Partnership, all as
described in the Prospectus, or
(b) the cap on aggregate
brokerage commissions,
transaction fees and costs and net
compensating balance benefits to
DWR, as set forth in the last
sentence of the fourth paragraph
of Section 8(b), may take effect
until the first business day
following a Redemption Date (as
defined in Section 10(b)),
provided that:  (i) notice of such
increase is mailed to each Limited
Partner at least five business days
prior to the last date on which a
"Request for Redemption" (as
defined in Section 10(b)) must be
received by the General Partner
with respect to the applicable
Redemption Date; and (ii) such
notice shall describe the
redemption and voting rights of
Limited Partners, as set forth in
Sections 10(b) and 15 hereof, and
provided further, that none of
such fees or caps may be
increased until the first business
day following the first
Redemption Date as of which a
redemption charge is no longer
payable as set forth in
Section 10(b).

9.	Section 10(a) of the Agreement is hereby
amended by adding the following sentence following the third sentence:
No transfer or assignment of
Units will be effective or
recognized by the Partnership if
the transferee or assignee, or the
transferor or assignor (if fewer
than all Units held by the
transferor or assignor are being
transferred or assigned), would,
by reason of such transfer or
assignment, acquire Units which
do not meet the minimum initial
subscription requirements, as
described in Section 6 and the
Prospectus; provided, however,
that the foregoing restriction shall
not apply to transfers or
assignments of Units (i) by the
way of gift or inheritance, (ii) to
any members of the Limited
Partner's family, (iii) resulting
from divorce, annulment,
separation or similar proceedings,
or (iv) to any person who would
be deemed an "affiliate" of the
Limited Partner as defined in the
first sentence of
Section 14(c) [adding new
clause (v) as follows:  "(v) if such
person is an officer, director or
partner, any partnership,
corporation, association, or other
legal entity for which such person
acts in any such capacity"].

10.	Section 10(b) of the Agreement is hereby
amended by adding the following paragraph immediately
following the fourth paragraph thereof:
The foregoing terms and
conditions in this Section 10(b),
other than those in the second
paragraph hereof, shall also apply
to redemptions effected on
"Special Redemption Dates" held
in accordance with Section 9.
11.	Section 12 of the Agreement is hereby
amended by (a) replacing "90" in the second sentence of the
first paragraph thereof with "120" and (b) adding the following provision to the end of the first paragraph thereof:
and, if the Limited Partners
thereupon elect a new general
partner or partners pursuant to
Section 15(c) which elect to
continue the business of the
Partnership, the withdrawing
General Partner shall pay all
reasonable expenses incurred by
the Partnership in connection with
such withdrawal.  The General
Partner shall be paid the Net
Asset Value of its interests in the
Partnership as of the date of such
withdrawal.
12.	Section 13 of the Agreement is hereby
amended by adding "Subject to Section 14," prior to "Neither" at the beginning thereof.

13.	Section 14 of the Agreement is hereby
amended by deleting subsection (a) thereof and the first paragraph of subsection (b) thereof and replacing it with the following:
(a)	Standard of
Liability.  The General Partner
and its "affiliates" (as defined in
Section 14(c)) shall not be liable
to the Partnership, the Limited
Partners, or its or their successors
or assigns, for any act, omission,
conduct or activity undertaken by
or on behalf of the Partnership
which the General Partner
determines, in good faith, to be in
the best interests of the
Partnership, unless such act,
omission, conduct, or activity
constituted misconduct or
negligence.
(b)	Indemnification by
the Partnership.  The Partnership
shall indemnify, defend, and hold
harmless the General Partner and
its "affiliates" (as defined in
Section 14(c)) from and against
any loss, liability, damage, cost,
or expense (including attorneys'
and accountants' fees and
expenses incurred in defense of
any demands, claims or lawsuits)
actually and reasonably incurred
arising from any act, omission,
activity or conduct undertaken by
or on behalf of the Partnership,
including, without limitation, any
demands, claims, or lawsuits
initiated by a Limited Partner (or
assignee thereof), provided that
(1) the General Partner has
determined, in good faith, that the
act, omission, conduct or activity
giving rise to the claim for
indemnification was in the best
interests of the Partnership, and
(2) the act, omission, activity, or
conduct that was the basis for
such loss, liability, damage, cost,
or expense was not the result of
misconduct or negligence.
Notwithstanding the foregoing,
neither the General Partner nor
any of its affiliates shall be
indemnified by the Partnership for
any losses, liabilities or expenses
arising from or out of an alleged
violation of federal or state
securities laws unless (1) there
has been a successful adjudication
on the merits of each count
involving alleged securities law
violations as to the particular
indemnitee, or (2) such claims
have been dismissed with
prejudice on the merits by a court
of competent jurisdiction as to the
particular indemnitee, or (3) a
court of competent jurisdiction
approves a settlement of the
claims against the particular
indemnitee and finds that
indemnification of the settlement
and related costs should be made,
provided, with regard to such
court approval, the indemnitee
must apprise the court of the
position of the SEC and the
NASD (and the positions of the
respective securities
administrators of Massachusetts,
Missouri, or Tennessee, provided
that the plaintiffs claim that they
were offered or sold Units in one
of such states), and, where
violations of the securities laws or
rules of any state or other
jurisdiction have been alleged, the
position (if any) of the securities
administrator of each such state or
other jurisdiction whose laws or
rules have allegedly been
violated, with respect to
indemnification for securities
laws violations before seeking
court approval for
indemnification.  Furthermore, in
any action or proceeding brought
by a Limited Partner in the right
of the Partnership to which the
General Partner or any affiliate
thereof is a party defendant, any
such person shall be indemnified
only to the extent and subject to
the conditions specified in the Act
and this Section 14(b).  The
Partnership shall make advances
to the General Partner or its
affiliates hereunder only if:
(1) the demand, claim, or lawsuit
relates to the performance of
duties or services by such persons
to the Partnership; (2) such
demand, claim, or lawsuit is not
initiated by a Limited Partner; and
(3) such advances are repaid, with
interest at the legal rate under
Delaware law, if the person
receiving such advance is
ultimately found not to be entitled
to indemnification hereunder.
14.	Section 14(c) of the Agreement is hereby
deleted in its entirety and replaced with the following:
(c)	Affiliate.  As used
in this Agreement the term
"affiliate" of a person shall mean:
(i) any natural person,
partnership, corporation,
        association, or other legal
entity directly or indirectly,
owning, controlling, or holding
with power to vote 10% or more
of the outstanding voting
securities of such person; (ii) any
partnership, corporation,
association, or other legal entity
10% or more of whose
outstanding voting securities are
directly or indirectly owned,
controlled, or held with power to
vote by such person; (iii) any
natural person, partnership,
corporation, association, or other
legal entity directly or indirectly
controlling, controlled by, or
under common control with, such
person; or (iv) any officer,
director or partner of such person.
Notwithstanding the foregoing,
"affiliates" for purposes of this
Section 14 shall include only
those persons performing services
for the Partnership.
15.	Section 15(b) of the Agreement is hereby
amended by: (a) deleting in the first paragraph thereof the phrase "at such Limited Partner's expense," and replacing it with the phrase "and payment of reasonable duplicating and postage costs," and adding "by mail" before "a list"; and
(b) deleting in the second paragraph thereof the word "mailed" and replacing it with the phrase "sent by certified mail or delivered in person within 15 days after such receipt."
16.	Section 18(b) of the Agreement is hereby
amended by deleting the last sentence thereof and replacing it with the sentence: "Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be delivered in person or mailed to the last known address of the General Partner or the Limited Partner, as the case may be."
17.	The following Section 19 is hereby added
to the end of the Agreement following Section 18 (d):
19.	Opening of Partnership to New
Investors.
Pursuant to authority granted to it
pursuant to Section 16 of this
Agreement, the General Partner
has determined to offer and sell
additional Units in the
Partnership.  The Partnership
shall offer Units for sale to the
public at a price per Unit equal to
100% of the Net Asset Value per
Unit as of the close of business on
the date of the applicable closing
at which Units are issued.  The
terms and conditions of the
additional offering of Units,
including any required
modifications to the agreements
to which the Partnership is a
party, are set forth in the
Partnership's Prospectus which
has been prepared in connection
with the additional offering.  All
of the terms and conditions in this
Agreement, to the extent
applicable and not inconsistent
with such Prospectus, shall
govern the additional offering of
Units in the Partnership.
       IN WITNESS WHEREOF, the parties
hereto have executed this Amendment as of the 30th day of
June, 1992.
Additional Limited Partners:
General Partner:
By:	Demeter Management Corporation,
General Partner, as Authorized Agent and
Attorney-in-Fact
DEMETER MANAGEMENT CORPORATION
By:	  /s/ Mark Hawley
    Mark J. Hawley
    President
By:	/s/ Mark Hawley
    Mark J. Hawley
    President




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